Exhibit j(1)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Amendment No. 19 to the Registration Statement on Form N-1A of Fidelity Congress Street Fund, of our report dated February 12, 1999, on the financial statements and financial highlights included in the December 31, 1998 Annual Report to Shareholders of Fidelity Congress Street Fund.

We further consent to the reference to our Firm under the heading
"Auditor" in the Part B of this Amendment.

 /s/PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    Boston, Massachusetts
    April 27, 1999